As filed with the Securities and Exchange Commission on August 4, 2011
File No. 333-69001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PROLOGIS
(Exact name of registrant as specified in its charter)

MARYLAND	74-2604728
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

Pier 1, Bay 1	94111
San Francisco, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(415) 394-9000
PROLOGIS
MERIDIAN INDUSTRIAL TRUST, INC. EMPLOYEE AND
DIRECTOR INCENTIVE STOCK PLAN
(Full title of the plan)
Edward S. Nekritz
Secretary
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000
(Agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     Prologis, a Maryland real estate investment trust (the “Company”), hereby amends this Registration Statement on Form S-8 for the purpose of removing from registration hereunder all common shares of beneficial interest, par value $0.01 per share (the “Shares”), that were registered but that were not issued pursuant to this Registration Statement. The Company has terminated its offering under the Meridian Industrial Trust, Inc. Employee and Director Incentive Stock Plan. Therefore, the Company is, by this post-effective amendment, removing from registration all of the Shares that were registered but which were not issued pursuant to this Registration Statement on Form S-8.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Prologis certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on August 4, 2011.

PROLOGIS
By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel